EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE
May 21, 2025

RICHMOND MUTUAL BANCORPORATION, INC.
ANNOUNCES QUARTERLY DIVIDEND

RICHMOND, IN – May 21, 2025 – Richmond Mutual Bancorporation, Inc. (NASDAQ: RMBI) announced today that its Board of Directors has declared a cash dividend on Richmond Mutual Bancorporation common stock of $0.15 per share. The cash dividend will be payable on June 18, 2025 to stockholders of record as of the close of business on June 5, 2025.

About Richmond Mutual Bancorporation, Inc.

Richmond Mutual Bancorporation, Inc., headquartered in Richmond, Indiana, is the holding company for First Bank Richmond, a community-oriented financial institution offering traditional financial and trust services within its local communities through its eight locations in Richmond, Centerville, Cambridge City and Shelbyville, Indiana, its five locations in Sidney, Piqua and Troy, Ohio and its loan production office in Columbus, Ohio.

Contacts

Richmond Mutual Bancorporation, Inc.
Garry D. Kleer, Chairman, President and Chief Executive Officer
Bradley M. Glover, Senior Vice President/Chief Financial Officer
(765) 962-2581